As filed with the Securities and Exchange Commission on December 29, 2011

Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-3
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIELDPOINT PETROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0811034 (I.R.S. Employer Identification No.)

1703 Edelweiss Drive
Cedar Park, TX  78613
Telephone: (512) 250-8692
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ray Reaves, President
FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, TX  78613
Telephone: (512) 250-8692
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Clifford L. Neuman P.C.

1507 Pine Street

Boulder, CO  80302

Telephone:  (303) 449-2100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     [  ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     [ X ]

i

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    [  ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [  ]

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:     [  ]

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     [  ]

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]	Non-Accelerated Filer [ ] (do not check if a smaller reporting company)	Smaller Reporting Company [ X ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.01 par value	7,983,175(2)	$4.00(3)	$31,932,700	$3,659.49
TOTAL:	7,983,175		$31,932,700	$3,659.49

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)

Reflects 7,983,175 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants (the "Warrants") that will be issued by the Company as a dividend to its Common Stockholders of record on December 30, 2011.  The Warrants will be issued immediately after the effective date of this Registration Statement.

(3)

Based upon the $4.00 per share exercise price of the Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

iii

FIELDPOINT PETROLEUM CORPORATION

Item No. and Heading In Form S-3 Registration Statement	Location In Prospectus
1. Forepart of the Registration Statement and outside front cover of Prospectus	Forepart of Registration Statement and outside front cover page of Prospectus
2. Inside front and outside back cover pages of Prospectus	Inside front and outside back cover pages of Prospectus
3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Risk Factors
4. Use of Proceeds	Use of Proceeds
5. Determination of Offering Price	Determination of Offering Price
6. Dilution	Dilution
7. Plan of Distribution	Plan of Distribution
8. Description of Securities to be Registered	Description of Securities
9. Interest of Named Experts and Counsel	Legal Matters
10. Material Changes	Recent Developments
11. Incorporation of Certain Information by Reference	Incorporation of Certain Documents by Reference
12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification

-iv-

The information in this prospectus is not complete and may be changed. FieldPoint Petroleum Corporation may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and FieldPoint Petroleum Corporation is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____________, 2011

PROSPECTUS

FIELDPOINT PETROLEUM CORPORATION

7,983,175 Shares

$.01 par value Common Stock

This Prospectus relates to the offer and sale by FieldPoint Petroleum Corporation, a Colorado corporation (the "Company"), of 7,983,175 shares of its $.01 par value common stock (the "Common Stock") which are issuable by the Company pursuant to the exercise of Common Stock Purchase Warrants (the "Warrants") that will be issued by the Company as a dividend to its Common Stockholders of record on December 30, 2011 (the "Warrant Holders").  The Warrants will be issued immediately after the effective date of this Registration Statement. Each Warrant is exercisable for six (6) years to purchase one (1) share of the Company's Common Stock at an exercise price of $4.00 per share, subject to adjustment under circumstances.  The Warrants are redeemable by the Company upon thirty (30) days notice at a redemptions price of $.01 per warrant if the last sale price for the Company's Common Stock exceeds 150% of the then current exercise price (currently $6.00 per share) for twenty (20) consecutive trading days.  Upon exercise of the Warrants, the Warrant Holders may offer all 7,983,175 shares of the Company's Common Stock in transactions in the over-the-counter market at prices obtainable at the time of sale, or in privately negotiated transactions at prices determined by negotiation. The Warrant Holders may effect such transactions by selling the shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Warrant Holders, and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Assuming the Warrant Holders exercise all Warrants to purchase 7,983,175 shares, the Company will receive gross proceeds of $31,932,700.  The Company will not receive any of the proceeds from the resale of the shares by the Warrant Holders. The Company has agreed to pay all of the expenses incurred in connection with the registration of the shares, which are estimated to be $90,000.

        Our common stock is traded on the NYSE Amex under the symbol "FPP.” On December 23, 2011, the closing price for our common stock on the NYSE Amex was $4.70 per share.  As of December 23, 2011, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $21,634,923, which was calculated based on 4,603,175 shares of outstanding common stock held by non-affiliates and on a price per share of $4.70, the closing price of our common stock on NYSE Amex on December 23, 2011.

        Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page 10 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Warrant Holders (1)	Underwriting Discount (2)	Proceeds to Company (3)
Per Share:	$4.00	*	$4.00
Total	$31,932,700	*	$31,932,700

The date of this prospectus is ___________, 2011.

(1)

Reflects the exercise by the Warrant Holders of all outstanding Warrants to purchase an aggregate of 7,983,175 shares of Common Stock at an exercise price of $4.00 per share.

(2)

The Warrant Holders may reoffer their shares in transactions in the over-the-counter market at prices obtainable at the time of sale or in privately negotiated transactions at prices determined by negotiation.  The Warrant Holders may effect transactions by selling to or through securities broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Warrant Holders. While it is impracticable to determine the precise amount that the Warrant Holders will incur, it is anticipated that any such discounts, selling concessions or commissions will be consistent with those customarily charged by broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”).

(3)

Consists of proceeds to the Company from the exercise by the Warrant Holders of all Warrants which are exercisable to purchase 7,983,175 shares of the Company's Common Stock at an exercise price of $4.00 per share.  Does not reflect deduction of expenses of the Offering for printing, legal, accounting, transfer agent, NYSE Amex listing fees and miscellaneous expenses of the Offering, the total of which is estimated at $90,000, which the Company has agreed to pay.

     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction, or in any jurisdiction in which the person making such offer or solicitation is not qualified to do so.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we sometimes refer to in this prospectus as the SEC.

        The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov , or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information”.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 30, 2011;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 13, 2011;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the SEC on August 12, 2011;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the SEC on November 14, 2011;

•

our Current Reports on Form 8-K, filed with the SEC on March 31, 2011; May 17, 2011; May 24, 2011; August 10, 2011; August 17, 2011;  September 29, 2011; October 26, 2011,  November 15, 2011, December 21, 2011,  December 23, 2011, and December 27, 2011.

        In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings, at no cost, by writing or calling Ray Reaves, President, FieldPoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, Texas  78613,  Telephone: (512) 250-8692 or by contacting the SEC as described above.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Form S-3 constitute “forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act and Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this Form S-3 that address activities, events or developments that FieldPoint Petroleum Corp. and its subsidiaries (collectively, the "Company", “we”, “us”, “our” or “ours”) expects, projects, believes or anticipates will or may occur in the future, including such matters as oil and natural gas reserves, future drilling and operations, future production of oil and natural gas, future net cash flows, future capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and natural gas prices, the Company’s drilling and acquisition results, the Company’s ability to replace reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy and other factors referenced in this Form S-3.

        Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Disclosure of important factors that could cause actual results to differ materially from our plans, intentions or expectations are included under the heading "Risk Factors" in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2010.

        For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

·	adverse economic conditions in the United States and globally;

·	difficult and adverse conditions in the domestic and global capital and credit markets;

·	changes in domestic and global demand for oil and natural gas;

·	volatility in the prices we receive for our oil and natural gas;

·	operational constraints and potential mechanical failure at production facilities, processing plants or pipelines;

·	the availability of sufficient pipeline and transportation facilities;

·	the effects of government regulation, permitting and other legal requirements;

·	future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities;

·	uncertainties about the estimates of our oil and natural gas reserves;

·	our ability to increase our production and oil and natural gas income through exploration and development;

·	our ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

·	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

·	drilling and operating risks;

·	the availability of equipment, such as drilling rigs and gathering and transportation pipelines;

·	changes in our drilling plans and related budgets; and

·	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

        In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

        Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement.

OUR BUSINESS

FieldPoint Petroleum Corporation, a Colorado corporation (the “Company”), was formed on March 11, 1980, to acquire and enhance mature oil and natural gas field production in the mid-continent and the Rocky Mountain regions. Since 1980, the Company had engaged in oil and natural gas operations and, in 1986, divested all oil and natural gas assets and operations.  From December 1986, until its reverse acquisition on December 31, 1997, the Company had not engaged in oil and natural gas operations.

The Company’s business strategy is to continue to expand its reserve base and increase production and cash flow through the acquisition of producing oil and natural gas properties.  Such acquisitions will be based on an analysis of the properties' current cash flow and the Company's ability to profit from the acquisition.  The Company's ideal acquisition will include not only oil and natural gas production, but also leasehold and other working interests in exploration areas.

The Company will also seek to identify promising areas for the exploration of oil and natural gas through the use of outside consultants and the expertise of the Company.  This identification will include collecting and analyzing geological and geophysical data for exploration areas.  Once promising properties are identified, the Company will attempt to acquire the properties either for drilling oil and natural gas wells, using independent contractors for drilling operations, or for sale to third parties.

The Company recognizes that the ability to implement its business strategies is largely dependent on the ability to raise additional debt or equity capital to fund future acquisition, exploration, drilling and development activities.

As of December 31, 2010, the Company had varying ownership interest in 376 gross productive wells (103.29 net) located in five states, including Texas, New Mexico, Oklahoma, Wyoming and Louisiana.  The Company operates 67 of the 376 wells; the other wells are operated by independent operators under contracts that are standard in the industry.  It is a primary objective of the Company to operate some of the oil and natural gas properties in which it has an economic interest, and the Company will also partner with larger oil and natural gas companies to operate certain oil and natural gas properties in which the Company has an economic interest.  The Company believes, with the responsibility and authority as operator, it is in a better position to control cost, safety, and timeliness of work as well as other critical factors affecting the economics of a well.

RISK FACTORS

      Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in this prospectus  related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

Oil and gas operations are risky.

We compete in the areas of oil and gas exploration, production, development and transportation with other companies, many of which may have substantially larger financial and other resources.  The nature of the oil and gas business also involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures, the occurrence of any of which could result in losses to us.  We maintain insurance against some, but not all, of these risks in amounts that management believes to be reasonable in accordance with customary industry practices.  The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on our financial position.

A substantial decrease in oil and natural gas prices would have a material impact on us.

Our future financial condition and results of operations are dependent upon the prices we receive for our oil and natural gas production.  Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future.  This price volatility will also affect our common stock price.  We cannot predict oil and natural gas prices and prices may decline in the future.  The following factors have an influence on oil and natural gas prices, including but not limited to:

*	changes in the supply of and demand for oil and natural gas;
*	storage availability;
*	weather conditions;
*	market uncertainty;
*	domestic and foreign governmental regulations;
*	the availability and cost of alternative fuel sources;
*	the domestic and foreign supply of oil and natural gas;
*	the price of foreign oil and natural gas;
*	refining capacity;
*	political conditions in oil and natural gas producing regions, including the Middle East; and
*	overall economic conditions.

To counter this volatility we, from time to time, may enter into agreements to receive fixed prices on our oil and gas production to offset the risk of revenue losses if commodity prices decline; however, if commodity prices increase beyond the levels set in such agreements, we would not benefit from such increases.

Our business will depend on transportation facilities owned by others.

The marketability of our gas production will depend in part on the availability, proximity, and capacity of pipeline systems owned by third parties.  Although we will have some contractual control over the transportation of our product, material changes in these business relationships could materially affect our operations.  Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions could adversely affect our ability to produce, gather, and transport oil and natural gas.

Market conditions could cause us to incur losses on our transportation contracts.

Gas transportation contracts that we may enter into in the future may require us to transport minimum volumes of natural gas.  If we ship smaller volumes, we may be liable for the shortfall.  Unforeseen events, including production problems or substantial decreases in the price of natural gas, could cause us to ship less than the required volumes, resulting in losses on these contracts.

Estimating our reserves future net cash flows is difficult to do with any certainty.

There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond our control.  The reserve data included in this report represents only estimates.  Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.  The accuracy of any reserve estimate is a function of the quality of available data, the precision of the engineering and geological interpretation, and judgment.  As a result, estimates of different engineers often vary.  The estimates of reserves, future cash flows, and present value are based on various assumptions, including those prescribed by the Securities and Exchange Commission, and are inherently imprecise.  There is no assurance that our present oil and gas wells will continue to produce at current or anticipated rates of production, or that production rates achieved in early periods can be maintained.  Actual future production, cash flows, taxes, operating expenses, and quantities of recoverable oil and natural gas reserves may vary substantially from our estimates.  Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.

Quantities of proved reserves are estimated based on economic conditions, including oil and natural gas prices in existence at the date of assessment.  A reduction in oil and natural gas prices not only would reduce the value of any proved reserves, but also might reduce the amount of oil and natural gas that could be economically produced, thereby reducing the quantity of reserves.  Our reserves and future cash flows may be subject to revisions, based upon changes in economic conditions, including oil and natural gas prices, as well as due to production results, operating costs, and other factors.  Downward revisions of our reserves could have an adverse affect on our financial condition and operating results.

Acquiring interests in other properties involves substantial risks.

We evaluate and acquire interests in oil and natural gas properties which in management's judgment will provide attractive investment opportunities for the addition of production and oil and gas reserves.  To acquire producing properties or undeveloped exploratory acreage will require an assessment of a number of factors including:

*	Value of the properties and likelihood of future production;
*	Recoverable reserves;
*	Operating costs;
*	Potential environmental and other liabilities;
*	Drilling and production difficulties; and
*	Other factors beyond our control

Such assessments will necessarily be inexact and uncertain.  Because of our limited financial resources, we may not be able to evaluate properties in a manner that is consistent with industry practices.  Such reviews, therefore, may not reveal all existing or potential problems, nor will they permit us to become sufficiently familiar with such properties to assess fully the deficiencies or benefits.

Operational risks in our business are numerous and could materially impact us.

Oil and natural gas drilling and production activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered.  We can make no assurance that wells in which we have an interest will be productive or that we will recover all or any portion of investment costs.

Our operations are also subject to hazards and risks inherent in drilling for and producing and transporting oil and natural gas, including, but not limited to, such hazards as:

*	Fires;
*	Explosions;
*	Blowouts;
*	Encountering formations with abnormal pressures;
*	Spills
*	Natural disasters;
*	Pipeline ruptures;
*	Cratering

If any of these events occur in our operations, we could experience substantial losses due to:

*	injury or loss of life;
*	severe damage to or destruction of property, natural resources and equipment;
*	pollution or other environmental damage;
*	clean-up responsibilities;
*	regulatory investigation and penalties; and

*	other losses resulting in suspension of our operations.

In accordance with customary industry practice, we maintain insurance against some, but not all, of the risks described above with a general liability limit of $1.0 million.  We do not maintain insurance for damages arising out of exposure to radioactive material.  Even in the case of risks against which we are insured, our policies are subject to limitations and exceptions that could cause us to be unprotected against some or all of the risk.  The occurrence of an uninsured loss could have a material adverse effect on our financial condition or results of operations.

We must comply with environmental regulations.

Exploratory and other oil and natural gas wells must be operated in compliance with complex and changing environmental laws and regulations adopted by federal, state and local government authorities.  The implementation of new, or the modification of existing, laws and regulations could have a material adverse affect on properties in which we may have an interest.  Discharge of oil, natural gas, water, or other pollutants to the oil, soil, or water may give rise to significant liabilities to government and third parties and may require us to incur substantial cost of remediation. We may be required to agree to indemnify sellers of properties purchased against certain liabilities for environmental claims associated with those properties.  We can give no assurance that existing environmental laws or regulations, as currently interpreted, or as they may be reinterpreted in the future, or future laws or regulations will not materially adversely affect our results of operations and financial conditions.

Environmental liabilities could adversely affect our business

In the event of a release of oil, natural gas, or other pollutants from our operations into the environment, we could incur liability for personal injuries, property damage, cleanup costs, and governmental fines.  We could potentially discharge these materials into the environment in any of the following ways:

*	from a well or drilling equipment at a drill site;
*	leakage from gathering systems, pipelines, transportation facilities and storage tanks;
*	damage to oil and natural gas wells resulting from accidents during normal operations; and
*	blowouts, cratering, and explosions.

In addition, because we may acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage, including historical contamination, caused by such former operators.  Additional liabilities could also arise from continuing violations or contamination not discovered during our assessment of the acquired properties.

Competition in the oil and natural gas industry is intense, and we are smaller and have a more limited operating history than many of our competitors.

We compete with major integrated oil and gas companies and independent oil and gas companies in all areas of operation.  In particular, we compete for property acquisitions and for the equipment and labor required to operate and develop these properties.  Most of our competitors have substantially greater financial and other resources than we have.  In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position.  These competitors may be able to pay more for properties and may be able to define, evaluate, bid for, and purchase a greater number of properties and prospects than we can.  Further, our competitors may have technological advantages and may be able to implement new technologies more rapidly than we can.  Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.  In addition, most of our competitors have operated for a much longer time than we have and have demonstrated the ability to operate through industry cycles.

The oil and natural gas industry is highly competitive.

The oil and gas industry is highly competitive in all its phases.  Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel.  Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and natural gas companies, individual proprietors and drilling programs.

Many of our competitors possess and employ financial and personnel resources far greater than those which are available to us.  They may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can.  We must compete against these larger companies for suitable producing properties and prospects, to generate future oil and natural gas reserves.

Governmental regulations can hinder production.

Domestic oil and natural gas exploration, production and sales are extensively regulated at both the federal and state levels.  Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have legal authority to issue, and have issued, rules and regulations affecting the oil and natural gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance.  State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations.  Most states where we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties.  Our operations are also subject to numerous laws and regulations governing plugging and abandonment, discharging materials into the environment or otherwise relating to environmental protection.  The heavy regulatory burden on the oil and natural gas industry increases its costs of doing business and consequently affects its profitability.  Changes in the laws, rules or regulations, or the interpretation thereof, could have a materially adverse effect on our financial condition or results of operation.

Minority or royalty interest purchases do not allow us to control production completely.

We sometimes acquire less than the controlling working interest in oil and natural gas properties.  In such cases, it is likely that these properties would not be operated by us.  When we do not have controlling interest, the operator or the other co-owners might take actions we do not agree with and possibly increase costs or reduce production income in ways we do not agree with.

Environmental regulations can hinder production.

Oil and natural gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal.  Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved.  We have inspections performed on our properties to assure environmental law compliance, but inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

Government regulations could increase our operating costs

Oil and natural gas operations are subject to extensive federal, state and local laws and regulations relating to the exploration for, and development, production and transportation of, oil and natural gas, as well as safety matters, which may changed from time to time in response to economic conditions.  Matters subject to regulation by federal, state and local authorities include:

*	Permits for drilling operations;
*	The production and disposal of water;
*	Reports concerning operations;
*	Unitization and pooling of properties;
*	Road and pipeline construction;
*	The spacing of wells;
*	Taxation;
*	Production rates;
*	The conservation of oil and natural gas; and
*	Drilling bonds.

Many jurisdictions have at various times imposed limitations on the production of oil and natural gas by restricting the rate of flow for oil and natural gas wells below their actual capacity to produce.  During the past few years there has been a significant amount of discussion by legislators and the presidential administration concerning a variety of energy tax proposals.  There can be no certainty that any such measure will be passed or what its effect will be on oil and natural gas prices if it is passed.  In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on oil and natural gas prices.  Although we believe it is in substantial compliance with applicable environmental and other government laws and regulations, there can be no assurance that significant costs for compliance will not be incurred in the future.

Risks Related To This Offering

Our principal shareholders own a significant amount of common stock, giving them control over corporate transactions and other matters.

        On completion of this offering, our officers and directors and principal shareholders will beneficially own a voting majority of our outstanding common stock, assuming that they exercise all of the Warrants they received in the dividend distribution and don’t dispose of any shares, of which there can be no assurance.  These shareholders, acting together, will be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions.  This concentrated ownership makes it unlikely that any other holder or group of holders of common stock will be able to affect the way we are managed or the direction of our business.  These factors may also delay or prevent a change in our management or voting control of us.

We have not paid dividends and do not anticipate paying any dividends on our common stock in the foreseeable future.

        We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business.  We do not intend to declare or pay any cash dividends in the foreseeable future.  Payment of any future dividends will be at the discretion of our Board of Directors after taking into account many factors, including our operating results, financial condition, current and anticipated cash needs, and other factors.  Moreover, since the issuance of the Warrants will reclassify all retained earnings to additional paid-in capital, there may be no capacity for the Company to declare a cash dividend in the near future.

We cannot predict the number of warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of warrants.

        The Warrant holders are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for them to do so.  Typically, warrants are not exercised unless exercise is forced, either by us calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of our common stock underlying the warrants.  Accordingly, there is no assurance that the warrants will be exercised during the period they are exercisable, or that we will receive any proceeds from the exercise of the warrants.

We will have broad discretion to allocate any proceeds we receive from the exercise of warrants.  We cannot guarantee that the monies received will improve our operations.

        The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations.  As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable.  While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.

The market price of our securities could be adversely affected by sales of restricted securities.

All of the shares of common stock that will be distributed under this prospectus will be free-trading shares.  In addition, in the future, we may offer and sell shares without registration under the Securities Act. All of such shares will be "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration.  Under Rule 144, a non-affiliate of the Company can sell restricted shares held for at least six months, subject only to the restriction that the Company has made available public information as required by Rule 144.  Affiliates of the Company can sell restricted securities after six months, subject to compliance with the volume limitation, manner of sale, Form 144 filing and current public information requirements.  No shares of our common stock are currently eligible for resale under Rule 144.

No prediction can be made as to the effect, if any, that future sales of restricted shares of common stock, or the availability of such common stock for sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of the common stock.

The exercise of outstanding options and warrants and/or our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

        We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval.  Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering.  In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. Holders of the options or warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by such options or warrants.  Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor in this Offering.

Our corporate charter makes certain limitations on director liability.

        Our Articles of Incorporation provide, as permitted by Colorado law, that our directors shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions.  These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against directors.  In addition, our Articles of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Colorado law.

DILUTION

     The net tangible book value of the Company at September 30, 2011 was $9,317,456, or $1.17 per share, based upon 7,983,175 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of Common Stock into the net tangible book value of the Company (total assets less total liabilities and intangible assets).

     If any outstanding Warrants are exercised, the number of Common Shares outstanding will increase and the Company's net tangible book value will increase. The exercise of any Warrants at a time when the exercise price is greater than the Company's net tangible book value per share will increase the net tangible book value per share of shares held by the then current shareholders and decrease the net tangible book value per share of the shares purchased pursuant to the Warrant exercise. Dilution is the reduction of value of the purchaser's investment measured by the difference between the Warrant exercise price and the net tangible book value per share after the Offering. The dilution per share will decrease with the exercise of each additional Warrant because the proceeds from each such exercise will increase the Company's net tangible book value.

USE OF PROCEEDS

        If all of the 7,983,175 shares offered hereby are purchased upon exercise of the Warrants, then the Company will receive gross proceeds of up to $31,932,700, from which the Company will pay the expenses which will be incurred in connection with the registration of the shares, which are estimated to be $90,000.  The Warrant holders will not pay any of the expenses which are expected to be incurred in connection with the registration of the shares, but will pay all commissions, discounts and other compensation to any securities broker-dealers through whom they sell any of the shares.

     The Company will utilize the net proceeds, if any, realized from the exercise of the Warrants for working capital and for general corporate purposes, including the possible repayment of debt and future property acquisitions, at the discretion of management. Actual expenditures, however, may vary substantially depending upon economic conditions and opportunities the Company is able to identify. Due to an inability to precisely forecast events, the Company is unable to predict the precise period for which this Offering will provide financing.

DETERMINATION OF OFFERING PRICE

The offering price of the 7,983,175 shares offered pursuant to the exercise of the Warrants is $4.00 per share. The exercise price per share was determined by the Company and bears no relationship to the market price of the Company's Common Stock, the prevailing market conditions, operating results of the Company in recent periods, the book value of the Company, or other recognized criteria of value.

PLAN OF DISTRIBUTION

     The Warrants entitle the holders to acquire 7,983,175 shares of Common Stock at an exercise price of $4.00 per share. The Company issued the Warrants as a dividend to all of its shareholders of record on December 30, 2011.

     The shares of Common Stock to be issued upon exercise of the Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     The Company is offering shares of Common Stock underlying the Warrants.  No underwriter or placement agent has been engaged to assist the Company in this regard and no commissions or similar compensation will be paid to any person. The Warrant Holders may resell the shares offered hereby from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices.  The Warrant Holders may effect such transactions by selling the Common Stock directly to purchasers or through broker-dealers that may act as agents or principals.  Such broker-dealers may receive compensation in the form of discount, concessions or commissions from the Warrant Holders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular-broker dealer might be in excess of customary commissions).

     The Warrant Holders and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of Common Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act.  The Warrant Holders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.  The Company will not receive any proceeds from the sales of shares of Common Stock by the Warrant Holders.  Sales of the shares of Common Stock by the Warrant Holders or even the potential of such sales, may have an adverse effect on the market price of the Common Stock.

     The Company has agreed to pay all expenses incurred in connection with the registration of the shares offered hereby. The Warrant Holders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the Shares.

INDEMNIFICATION

     The By-Laws of the Company provide for the indemnification of Officers and Directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

DESCRIPTION OF SECURITIES

     We are authorized to issue 75,000,000 shares of $.01 par value common stock.  As of December 27, 2011, 8,910,175 shares of common stock were issued and 7,983,175 shares were outstanding and no shares of common stock reserved for issuance under our stock option plans and associated with outstanding stock options and outstanding warrants.

     The shares of Common Stock covered by this Prospectus will be fully paid and nonassessable.

Common Stock

     Each holder of Common Stock of the Company is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the directors.

     The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Warrants

     The shares of Common Stock offered hereby are issuable upon the exercise of Common Stock Purchase Warrants that will be issued to the Warrant Holders immediately after the effectiveness of the Registration Statement of which this Prospectus is a part. The Warrants entitle the holders thereof to purchase 7,983,175 shares of Common Stock at an exercise price of $4.00 per share. The Warrants are exercisable for a period commencing upon the effective date of the Registration Statement of which this Prospectus forms a part and ending six (6) years from the date of such effectiveness. In the event the Warrants are not exercised within such six-year period, all unexercised Warrants will expire and be void and of no further force or effect. The Warrant exercise period may be extended by the Company at the sole discretion of the Board of the Directors upon thirty (30) days' notice to the Warrant Holders. The Warrants will expire, become void and be of no further force or effect upon conclusion of the applicable exercise period, or any extension thereof.

     The Warrants will be governed by the terms of a Warrant Agreement between the Company and Computershare Investment Services, as Warrant Agent.  The Company has the right to call the Warrant for redemption in the future under certain circumstances, including the requirement that the market price of the Common Stock equal or exceed 150% of the exercise price of the Warrant ($6.00).  The exercise price, number and kind of common shares to be received upon exercise of the Warrants are subject to adjustment on the occurrence of certain events, such as stock splits, stock dividends or recapitalization of the Company. In the event of liquidation, dissolution or winding up of the Company, the holders of the Warrants will not be entitled to participate in the distribution of the assets of the Company. Additionally, holders of the Warrants have no voting, pre-emptive, liquidation or other rights of shareholders, and no dividends will be declared on the Warrants or the shares underlying the Warrants.

     The Warrants will be issued to the Warrant Holders as a dividend to Common Shareholders of the Company, and upon issuance will be freely tradeable in reliance upon an exemption from the Registration Requirements of the Securities Act. Prior to this Offering, there exists no public trading market for the Warrants. The Company has applied to have the Warrants listed on the NYSE Amex exchange separately from the Common Stock.  There can be no assurance that a public trading market for the warrants will develop.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Clifford L. Neuman, PC, Boulder, Colorado.

EXPERTS

        Our audited consolidated financial statements as of December 31, 2010 and for the years ended December 31, 2010 and 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Hein & Associates  LLP, an independent registered public accounting firm. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Hein & Associates  LLP as experts in accounting and auditing.

No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if made such information or representation must not be relied upon as having been given or authorized.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.  However, in the event of a material change, this Prospectus will be amended or supplemented accordingly.

TABLE OF CONTENTS

Page

Available Information

4

Incorporation by Reference

5

Our Business

9

Risk Factors

10

Dilution

18

Use of Proceeds

19

Determination of Offering Price

19

Plan of Distribution

20

Indemnification

20

Description of Securities

21

Legal Matters

23

Experts

23

FIELDPOINT PETROLEUM CORPORATION 7,983,175 Shares PROSPECTUS __________________, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

SEC Filing Fee	$ 3,660.00
NYSE Amex Fees	45,000.00
Printing Expenses*	5,000.00
Accounting Fees and Expenses*	5,000,00
Legal Fees and Expenses*	20,000.00
Blue Sky Fees and Expenses*	500.00
Registrar and Transfer Agent Fee*	5,000.00
Miscellaneous*	5,840.00

Total*	$90,000.00

__________________________

* Estimated

Item 15.

Indemnification of Directors and Officers.

          The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                 *     *     *

          b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

          c. Article XII of Registrant's Articles of Incorporation provides, in part:

"e.   To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

          d. The Company currently pays for and maintains an insurance policy in the amount of $1,000,000 that covers directors' and officers' liability.

ITEM 16.    EXHIBITS.

Exhibit No.	Description of Exhibit
5.0	Opinion of Clifford L. Neuman, P.C.
23.0	Consent of Hein & Associates LLP
23.1	Consent of Clifford L. Neuman, P.C.
99.1	Form of Common Stock Certificate*
99.2	Form of Warrant Agreement (with Form of Warrant Certificate)

*	Incorporated by reference as Exhibits filed with our Registration Statement on Form S-3 filed with the SEC effective November 22, 2011.

________________________________

ITEM 17.    UNDERTAKINGS.

(a)

We hereby undertake:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided , however , that...

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference into this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

…..

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

...

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)

The undersigned registrant hereby undertakes that:

(1)

 For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Park, State of Texas on December 29, 2011.

FIELDPOINT PETROLEUM CORPORATION By: /s/ Ray D. Reaves______ Ray D. Reaves, President

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ray D. Reaves, his/her true and lawful attorney-in-fact and agent with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman of the Board and	December 29, 2011
_/s/ Ray D. Reaves_____ Ray D. Reaves	Chief Executive Officer; Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

_/s/ Roger D. Bryant____ Roger D. Bryant	Director	December 29, 2011

_/s/ Dan Robinson___	Director	December 29, 2011
Dan Robinson

_/s/ Karl W. Reimers____	Director	December 29, 2011
Karl W. Reimers

_/s/ Debra Funderburg__	Director	December 29, 2011
Debra Funderburg.